Exhibit 99.1

Methode Electronics, Inc. Announces Preliminary Financial Results for Fiscal 2023

Fourth Quarter and Full Year Fiscal 2023 Results to be Announced on Thursday, June 22, 2023

Chicago, IL – June 12, 2023 – Methode Electronics, Inc. (NYSE: MEI), a leading global supplier of custom-engineered solutions for user interface, LED lighting system and power distribution applications, today announced preliminary, unaudited financial results for the fiscal year ended April 29, 2023, and provided a preliminary outlook for fiscal years 2024 and 2025.

“We delivered a record year for sales, our sixth in a row,” said Donald W. Duda, Methode Electronics President and Chief Executive Officer. “We expect lower sales and earnings in fiscal 2024 due to program roll-offs as well as market headwinds in commercial vehicles, data centers, and e-bikes. However, given the strength of our award activity over the past three years, we expect significant organic sales and earnings growth in fiscal 2025 over fiscal 2024."

Preliminary Financial Results for Fiscal 2023

The company expects to report record net sales of approximately $1,183 million for fiscal 2023, which would represent a two percent increase from the prior fiscal year. This compares to the previously provided net sales guidance range of $1,155 to $1,180.

During the fourth quarter of fiscal 2023, the company experienced a significant impact to its earnings performance due to acquisition costs, higher than expected professional fees, various discrete tax expense items, a mix of lower margin sales, currency hedging inefficiencies, and other higher costs, which were partially offset by a discrete net tax event benefit.

The company expects U.S GAAP diluted earnings per share in the range of $2.10 to $2.14 for fiscal 2023. This range compares to the previously provided guidance range of $2.50 to $2.60. The company will also report non-GAAP diluted earnings per share to assist year-over-year comparisons, with the benefit from a discrete tax event expected to effectively offset the acquisition costs incurred in the fourth quarter of fiscal 2023.

The company’s expectations regarding full year fiscal 2023 results are based on preliminary unaudited information about the full year and are subject to revision. Although the full year is now completed, the annual year-end audit is still in process. Accordingly, as year-end closing and review processes are completed, actual results could differ from these preliminary results.

Preliminary Fiscal 2024 and 2025 Full Year Guidance

For fiscal 2024, the company expects net sales to be in the range of $1,150 to $1,200 million and diluted earnings per share to be in a range of $1.55 to $1.75. The lower earnings are largely due to additional costs to support new program launches and the impact from program roll offs as well as market headwinds in the higher margin Industrial segment. Both ranges include the expected positive financial impact from the recent Nordic Lights Group Corporation acquisition.

For fiscal 2025, the company expects net sales to be in the range of $1,250 to $1,350 million and income from operations as a percentage of net sales to be in a range of 11% to 12%. This net sales range expectation for fiscal 2025 is below the company’s previously announced three-year organic sales compounded annual growth rate target of 6% primarily due to the unexpected early sunsetting of an EV program in fiscal 2024 due to a change in technology by the customer. However, the midpoint of the net sales guidance for fiscal 2025 still represents approximately 11% organic sales growth from the midpoint of the fiscal 2024 guidance.

This preliminary guidance does not include any new acquisition costs and is subject to change due to a variety of factors including supply chain disruptions, inflation, global economic instability, successful cost recovery actions, the successful launch of multiple new programs, the ultimate take rates on new EV programs, restructuring efforts, and potential impairments or divestitures.

Fourth Quarter and Full Year Fiscal 2023 Results Conference Call

The company will release its fourth quarter and full year fiscal 2023 results for the period ended April 29, 2023, on Thursday, June 22, 2023, before the market opens.

Following the release, the company will conduct a conference call and webcast to review financial and operational highlights led by its President and Chief Executive Officer, Donald W. Duda, and Chief Financial Officer, Ronald L. G. Tsoumas, at 10:00 a.m. CDT.

To participate in the conference call, please dial 888-506-0062 (domestic) or 973-528-0011 (international) at least five minutes prior to the start of the event. A simultaneous webcast can be accessed through the company’s website, www.methode.com, on the Investors page.

A replay of the teleconference will be available shortly after the call through July 6, 2023, by dialing 877-481-4010 and providing passcode 48454. A webcast replay will also be available through the company’s website, www.methode.com, on the Investors page.

About Methode Electronics, Inc.

Methode Electronics, Inc. (NYSE: MEI) is a leading global supplier of custom-engineered solutions with sales, engineering and manufacturing locations in North America, Europe, Middle East and Asia. We design, engineer, and produce mechatronic products for OEMs utilizing our broad range of technologies for user interface, LED lighting system, power distribution and sensor applications.

Our solutions are found in the end markets of transportation (including automotive, commercial vehicle, e-bike, aerospace, bus, and rail), cloud computing infrastructure, construction equipment, consumer appliance, and medical devices. Our business is managed on a segment basis, with those segments being Automotive, Industrial, Interface and Medical.

Forward-Looking Statements

This news release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are subject to the safe harbor protection provided under the securities laws. Methode undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in Methode's expectations on a quarterly basis or otherwise. The forward-looking statements in this news release involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in Methode's filings with the Securities and Exchange Commission, such as our annual and quarterly reports. Such factors may include, without limitation, the following: 1) Dependence on our supply chain, including semiconductor suppliers; 2) Impact from pandemics, such as the COVID-19 pandemic; 3) Dependence on the automotive and commercial vehicle industries; 4) Impact from inflation; 5) Dependence on a small number of large customers, including one large automotive customer; 6) Dependence on the availability and price of materials; 7) Risks related to conducting global operations; 8) Ability to withstand pricing pressures, including price reductions; 9) Currency fluctuations; 10) Timing and magnitude of costs associated with restructuring activities; 11) Failure to attract and retain qualified personnel; 12) Recognition of goodwill and other intangible asset impairment charges; 13) Timing, quality and cost of new program launches; 14) International trade disputes resulting in tariffs and our ability to mitigate tariffs; 15) Adjustments to compensation expense for performance-based awards; 16) Investment in programs prior to the recognition of revenue; 17) Ability to compete effectively; 18) Impact from production delays or cancelled orders; 19) Ability to withstand business interruptions; 20) Ability to keep pace with rapid technological changes; 21) Breaches to our information technology systems; 22) Ability to avoid design or manufacturing defects; 23) Ability to manage our debt levels and any restrictions thereunder; 24) Income tax rate fluctuations; 25) Ability to protect our intellectual property; 26) Ability to successfully benefit from acquisitions and divestitures; 27) Impact from climate change and related regulations; 28) Judgments related to accounting for tax positions; and 29) Costs associated with environmental, health and safety regulations.

For Methode Electronics, Inc.

Robert K. Cherry

Vice President Investor Relations

rcherry@methode.com

708-457-4030